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                              EXHIBIT INDEX
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Exhibit
Number                             Exhibit
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4.1       Rights Agreement, dated as of February 1, 1996, between Sun
          Company, Inc. and First Chicago Trust Company of New York, as Rights Agent (the "Rights Agreement"), filed as Exhibit 99(b) to the Company's Current Report on Form 8-K dated February 2, 1996 (File No. 1-6841) is incorporated herein by reference. The Rights Agreement includes, as Exhibit B thereto, the form of Rights Certificate.

4.2       Certificate of Amendment, dated as of July 3, 1997, by Sun
          Company, Inc.

4.3 Amendment to Rights Agreement, dated as of July 3, 1997, between Sun Company, Inc. and First Chicago Trust Company of New York, as Rights Agent (the "Amendment No. 1"), filed as Exhibit 4 to the Company's Current Report on Form 8-K dated July 8, 1997 (File No. 1-6841) is incorporated herein by reference.